Exhibit 23 (iii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Penns Woods Bancorp, Inc. on Form S-8 of our report dated February 11, 2005, appearing in this Amendment No. 2 to the Annual Report on Form 10-K of Penns Woods Bancorp, Inc. for the year ended December 31, 2004.

/s/ S.R. Snodgrass A.C.

Wexford, PA August 25, 2005